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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): November 12, 2002



                          Commission File Number 1-5097



                             JOHNSON CONTROLS, INC.
             (Exact name of registrant as specified in its charter)



        Wisconsin                                       39-0380010
(State of Incorporation)                    (I.R.S. Employer Identification No.)



5757 N. Green Bay Avenue
P.O. Box 591
Milwaukee, Wisconsin                                      53201
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code: (414) 524-1200
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ITEM 5 OTHER EVENTS

Johnson Controls wishes to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 by filing this Form 8-K. By filing this form, Johnson Controls wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, Johnson Controls' actual results and could cause its actual consolidated results for the current period, and beyond, to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Johnson Controls.

Johnson Controls annually performs an assessment of important business and risk factors that could cause actual results to differ materially from the expectations of Johnson Controls or its management and provides this disclosure for purposes of Regulation FD.

CHANGES IN THE COMMERCIAL MARKETPLACE

      A significant decline in the automobile production rate in the United States, Europe, South America, Japan and/or other Asia/Pacific Rim countries; changes in automobile battery supply contracts with Johnson Controls' major customers; constraints placed upon automobile manufacturers which limit their ability to subcontract for component parts, such as collective bargaining agreements and union negotiations; limitations of raw materials necessary for automotive and controls production due to availability and pricing; cyclicality of the automobile parts industry; a significant decline in the construction of new commercial buildings requiring interior control systems; major changes in energy costs or governmental regulations that would decrease the incentive for customers to update or improve their interior control systems; impact of weather on demand for interior control products; decline in the outsourcing of facility management; privatization or insourcing of facility management of government facilities; delays or cancellations of new vehicle programs; market and financial consequences of any recalls that may be required on company products.

CHANGES IN LABOR FORCE

      The effects of labor strikes, work stoppages, or other interruptions; difficulties in securing employees in major markets where the corporation purchases material, components, and supplies or where the company's products are produced, distributed or sold.

CHANGES IN COMPETITION

      Increased pressure to change the selling price for Johnson Controls' products with resulting effects on margins; increased entries of new competitors into markets; Johnson Controls' continued ability to remain a Tier 1 supplier to the automobile industry.

CHANGES IN COMPANY STRUCTURE

      Start-up expenses incurred by expanding the company, including inefficiencies and delays; overcapacity of the production plants in the industries in which Johnson Controls operates; underutilization of plants and factories, including plant expansions, resulting in production inefficiencies and higher costs; Johnson Controls' continued ability to achieve cost reduction targets; the successful completion of acquisitions and divestitures; amount, rate and growth in Johnson Controls' selling, general and administrative expenses (e.g., healthcare, pension and/or insurance costs); impact of unusual items resulting from on-going evaluations of business strategies, asset valuations, acquisitions, divestitures and organizational structures.


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CHANGES IN REGULATORY, FINANCIAL AND POLITICAL ENVIRONMENTS

      Effects stemming from changes in trade policies, laws, regulations, activities of governmental agencies, monetary policies, fiscal policies, and other social economic conditions such as trade restrictions or prohibitions; inflation and other monetary fluctuations; the effect of adoption of new accounting standards; import and other charges or taxes; the ability of Johnson Controls to hedge against foreign exchange rates and fluctuations in those rates; the existence of unstable governments and legal systems which may impact Johnson Controls' continuity of business and ability to obtain authorizations and licensing; possible effects of new legislation.

CHANGES IN LEGAL PROCEEDINGS

      The costs and other effects of legal and administrative cases and proceedings (whether civil, such as environmental and product-related, or criminal), settlements, investigations, claims, and changes in those items; the costs associated with any recalls for products manufactured by Johnson Controls; developments or assertions by or against Johnson Controls relating to intellectual property rights and intellectual property licenses.

CHANGES IN ECONOMY

      Persistence of long-term economic uncertainty in Asia, South America and other emerging markets in which Johnson Controls competes; other economic changes that may effect the adequacy of cash flows from operations to cover capital needs and debt.

CHANGES DUE TO THE WAR ON TERRORISM

      Effect of potential terrorist sponsored events on company business. These events could have the effect of accelerating or exacerbating automotive or controls industry risks such as those noted above in this disclosure. In addition, these events could have the potential to enhance Johnson Controls business interruption related risk such as disruption in supply chains.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    JOHNSON CONTROLS, INC.


                                    BY:   /s/ Stephen A. Roell
                                          --------------------
                                          Stephen A. Roell
                                          Senior Vice President and
                                          Chief Financial Officer

Date: November 12, 2002


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